AMENDED

                                    EXHIBIT A


                                                                                                  CONTINUATION
INVESTMENT PORTFOLIO                                          INVESTMENT MANAGEMENT FEE               DATE
--------------------                                          -------------------------           ------------


Dreyfus Money Market Reserves                                          0.50%                     April 4, 1998
Dreyfus U.S. Treasury Reserves                                         0.50%                     April 4, 1998
Dreyfus Municipal Reserves                                             0.50%                     April 4, 1998
Dreyfus Disciplined Stock Fund                                         0.90%                     April 4, 1998
Dreyfus Premier Limited Term Income Fund                               0.60%                     April 4, 1998
Dreyfus Institutional Prime Money Market Fund                          0.15%                     April 4, 1998
Dreyfus Institutional Government Money Market Fund                     0.15%                     April 4, 1998
Dreyfus Institutional U.S. Treasury Money Market Fund                  0.15%                     April 4, 1998
Dreyfus Institutional S&P 500 Stock Index Fund                         0.20%                     April 4, 1998
Dreyfus Disciplined Midcap Stock Fund                                  1.10%                     April 4, 1998
Dreyfus Premier Balanced Fund                                          1.00%                     April 4, 1998
Dreyfus Bond Market Index Fund                                         0.40%                     April 4, 1998
Dreyfus Disciplined Equity Income Fund                                 0.90%                     April 4, 1998
Dreyfus Premier Small Company Stock Fund                               1.25%                     April 4, 1998
Dreyfus International Equity Allocation Fund                           1.25%                     April 4, 1998
Dreyfus Disciplined Intermediate Bond Fund                             0.55%                     April 4, 1998
Dreyfus Premier Large Company Growth Fund                              1.00%                     April 4, 1999


